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Exhibit 10.26

GT SOLAR INTERNATIONAL, INC.

RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT (the "Agreement") is made as of March 17, 2008, by and between GT Solar International, Inc., a Delaware corporation (the "Company"), and Robert W. Woodbury ("Executive").

        The Company and Executive desire to enter into an agreement pursuant to which the Company shall grant to Executive five thousand (5,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"). All of such shares of Common Stock and all shares of Common Stock hereafter acquired by Executive pursuant to this Agreement are referred to herein as "Executive Stock." The issuance of shares of Executive Stock to Executive hereunder is intended to be exempt from registration under the Securities Act of 1933 pursuant to Rule 701 thereunder. Certain definitions are set forth in Section 6 of this Agreement.

        The parties hereto agree as follows:

        1.    Grant of Executive Stock.

          (a)   The Company hereby grants to Executive, as of the date hereof, 5,000 shares of Common Stock, subject to the terms and conditions hereunder. Executive agrees and understands that nothing contained in this Agreement provides, or is intended to provide, Executive with any protection against potential future dilution of Executive's stockholder interest in the Company for any reason.

          (b)   The grant of the Executive Stock by the Company is subject to Executive's execution and delivery of the Employment Agreement between Executive and the Company.

          (c)   In connection with the receipt of the Executive Stock hereunder, Executive represents and warrants to, and agrees with, the Company that:

              (i)  The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

             (ii)  Executive acknowledges that the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

            (iii)  Executive is the chief financial officer of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

            (iv)  Executive is able to bear the economic risk of holding the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

             (v)  Executive is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

            (vi)  Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested. Executive has reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws, and (B) the Stockholders' Agreement.

           (vii)  This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this

    Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (viii)  Executive has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Executive is a party or by which Executive is bound. Executive agrees to notify the Board of any matter (including, but not limited to, any potential acquisition by the Company) which, to Executive's knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

            (ix)  Executive is a resident of the Commonwealth of Massachusetts.

             (x)  Executive has been advised and encouraged in writing (via this Agreement) to consult with an attorney and a tax advisor prior to signing this Agreement.

          (d)   As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time, with or without cause.

          (e)   The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

          (f)    In connection with the grant of the Executive Stock hereunder, Executive hereby agrees and acknowledges that all of the shares of Executive Stock are subject in all respects to the terms of this Agreement, the Stockholders' Agreement (as if the shares of Executive Stock were "Covered Shares," as defined in such agreement), and the Registration Rights Agreement, each as may be amended from time to time. In addition, Executive hereby accepts all the terms and conditions of (i) the Stockholders' Agreement, which terms and conditions include restrictions on transfer and rights of repurchase in favor of the Company, and agrees to be bound in all respects as an "Executive Stockholder" thereunder, and (ii) the Registration Rights Agreement. Notwithstanding the foregoing, Executive agrees and acknowledges that under no circumstances may any unvested shares of Executive Stock be transferred to any Person except in connection with a Drag Along Transaction (as defined in the Stockholders' Agreement) pursuant to the Stockholders' Agreement.

        2.    Vesting of Executive Stock.

          (a)   Except as otherwise provided in this Section 2, the Executive Stock shall become vested in accordance with the following schedule, if as of each such date Executive is employed by the Company or any of its Subsidiaries, such that, subject to the other terms and conditions of this Agreement, all of the Executive Stock shall be vested on the fourth anniversary of the Employment Agreement:

Date	Portion of Executive Stock Vested
First anniversary of the Employment Agreement	25%
Upon the passing of each full month thereafter	1/48th

          (b)   Except as otherwise provided in this Section 2, if Executive's employment with the Company and/or its Subsidiaries terminates for any reason (including upon the death or Disability

  (as defined in the Employment Agreement) of Executive prior to the vesting of all or any portion of the Executive Stock awarded under this Agreement, such unvested portion of the Executive Stock shall immediately be cancelled and Executive (and Executive's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such shares of Executive Stock. The Board, or a duly designated committee thereof, in its sole discretion, may determine, prior to or within 90 days after the date of any such termination, that all or a portion of any of Executive's unvested shares of Executive Stock shall not be so cancelled and forfeited.

          (c)   In the event that Executive's employment with the Company or one of its Subsidiaries is terminated for "Cause" (as defined in the Employment Agreement) or if Executive fails to comply with any of the covenants binding Executive in the Stockholders' Agreement, the Company may cancel any outstanding Executive Stock, whether vested or unvested.

          (d)   In addition to Sections 2(a)-(b) above, upon a termination without Cause (as defined in the Employment Agreement) of Executive's employment with the Company within twelve months following a "Change in Control" of the Company (the "Termination"), the Executive Stock shall vest as follows: (A) if the Termination occurs on or before January 2, 2009, 1/4th of the Executive Stock shall vest on the date of the Termination and (B) if the Termination occurs after January 2, 2009, on the date of the Termination a number of shares of Executive Stock (not to exceed the number of unvested shares of Executive Stock as of immediately prior to Termination) shall vest that is equal to the product of (x) 1/48th of the Executive Stock and (y) the number of full months passed between January 2, 2008and the date of the Termination (for the avoidance of doubt, the vesting described in this Section 2(d) is in addition to, and not in lieu of, any vesting described in Sections 2(a)-(b) above). For purposes of this Agreement, (x) the term "Change in Control" means (i) the consummation of any transaction or series of transactions resulting in a Third Party (or group of affiliated third parties) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's securities) or (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated third parties), and (y) the term "Third Party" means any person or entity who or which (i) does not own any of the Company's securities as of the date of this Agreement, (ii) is not controlling, controlled by or under common control with any person or entity that owns any of the Company's securities as of the date of this Agreement and (iii) is not the spouse or descendent (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company's securities as of the date of this Agreement.

        3.    Certificates.    The Company shall hold each certificate representing Executive Stock until such time as the Executive Stock represented by such certificate is transferred, other than to a Family Transferee (as defined in the Stockholders' Agreement), in compliance with the provisions of the Stockholders' Agreement.

        4.    Dividends and Other Distributions.    Any holder of shares of the Executive Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Executive Stock and shall be paid at the time the Executive Stock becomes vested pursuant to Section 2. If any dividends or distributions are paid in shares of common stock or any other equity interests of the Company, such shares or equity interests shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Executive Stock with respect to which they were paid.

        5.    Restructuring Event.    In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a "Restructuring Event"), the number of shares of Executive Stock held by Executive may be adjusted by the Board, or a duly designated committee thereof, as it reasonably determines is necessary to reflect such Restructuring Event.

        6.    Definitions.

        "Board" means the Company's Board of Directors.

        "Employment Agreement" means the employment agreement, by and between Executive and the Company, dated January 2, 2008, as amended from time to time.

        "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, by and among the Company, GT Solar Holdings, LLC, and the other parties thereto, dated December 30, 2005, as amended from time to time.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Stockholders' Agreement" means the Amended and Restated Employee Stockholders' Agreement of the Company, by and among the Company and the stockholders of the Company, dated December 30, 2005, as amended from time to time.

        "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

        7.    Notices.    Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

  To the Company:

    GT Solar International, Inc.
    243 Daniel Webster Highway
    Merrimack, New Hampshire 03054
    Attention: General Counsel

  To Executive:

    Robert Woodbury
    13 Plumbley Road
    Upton, MA 01568

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

        8.    General Provisions.

        (a)    Transfers in Violation of Agreement.    Any transfer or attempted transfer of any Executive Stock in violation of any provision of this Agreement or the Stockholders' Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

        (b)    Withholding Taxes.    The Company shall be entitled to withhold from any amounts due and payable by the Company to Executive the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the delivery or vesting of shares of Executive Stock or the receipt of dividends thereon. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of such shares of Executive Stock or dividends that Executive make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld.

        (c)    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        (d)    Complete Agreement.    This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        (e)    Counterparts.    This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

        (f)    Successors and Assigns.    Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

        (g)    Choice of Law.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (h)    Remedies.    Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

        (i)    Amendment and Waiver.    The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

        *            *            *             *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GT SOLAR INTERNATIONAL, INC.
By:	/s/ Thomas M. Zarrella
Name:	Thomas M. Zarrella
Title:	President and Chief Executive Officer
/s/ Robert W. Woodbury Robert W. Woodbury

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  Exhibit 10.26
GT SOLAR INTERNATIONAL, INC.
RESTRICTED STOCK AGREEMENT